UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K (12g-3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 2, 2002

Main Street BankShares, Inc.

North Carolina	N/A*	22-3850612

(State of incorporation)	(Commission File Number)	(I.R.S. Employer

Identification No.)

325 East Front Street, Statesville, North Carolina	28677

(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (704) 871-1100

This document contains 2 pages, excluding exhibits.

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*	Main Street BankShares, Inc. has reporting obligations under Section 12(g) of the Securities Exchange Act of 1934 as a result of a share exchange with Piedmont Bank effective January 1, 2002. Shares of common stock of Piedmont Bank were registered under Section 12(g) of the Securities Exchange Act and pursuant to Section 12(i) of such Act, Piedmont Bank filed its periodic reports with the Federal Deposit Insurance Corporation.

Item 2: Acquisition or Disposition of Assets.
Item 7(c): Exhibits
Signatures
Agreement And Plan Of Reorganization And Share Ex.
Articles of Incorporation
Bylaws
Specimen certificate for Common Stock

Item 2: Acquisition or Disposition of Assets.

Effective January 1, 2002, Main Street BankShares, Inc. (“MSB”), acquired 100% of the voting shares of Piedmont Bank (the “Bank”) through a share exchange with the former shareholders of the Bank. MSB is a bank holding company supervised by the Board of Governors of the Federal Reserve System. Through the share exchange, the former shareholders of the Bank received one share of common stock of MSB for every one share of common stock of the Bank owned. Prior to the share exchange, the common stock of the Bank had been registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the share exchange, pursuant to Rule 12g-3(a) under the Exchange Act, MSB common stock is deemed registered under Section 12(g) of the Exchange Act.

MSB’s current intent is that its sole activity will be to hold the stock of the Bank. The Bank began operations on July 1, 1997. The Bank is headquartered in Statesville, North Carolina, with offices in Statesville, Mooresville, Cornelius, and Huntersville, North Carolina. The new stock symbol for the holding company is MSBS. The stock continues to be traded on the OTC Electronic Bulletin Board.

Item 7(c): Exhibits

Exhibit 2:	Agreement And Plan Of Reorganization And Share Exchange

Exhibit 3(i):	Articles of Incorporation

Exhibit 3(ii):	Bylaws

Exhibit 4:	Specimen certificate for Common Stock of Main Street BankShares, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, MSB has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Main Street BankShares, Inc.

By:	/s/ Edwin E. Laws Edwin E. Laws Vice President and Treasurer

Date: January 2, 2002